                        AMENDMENT TO CUSTODIAN AGREEMENT

Amendment dated February _8_, 2006, to the Master Custodian Contract, dated May 1, 2000, as amended, by and between State Street Bank and Trust Company (the "Custodian") and each AIM entity set forth in Appendix A thereto (each, a "Fund") (the "Agreement"). Unless defined herein, capitalized terms used herein have the definitions provided in the Agreement.

WHEREAS, each Fund and the Custodian wish to amend certain provisions of the Agreement to (a) allow for delivery out of margin in connection with trading in futures and options on futures contracts entered into by each Fund on behalf of itself or its Portfolios, (b) amend the provisions for Proper Instructions, and
(c) reflect updates due to revised Rule 17f-4 under the Investment Company Act of 1940, as amended (the "1940 Act").

In consideration of the promises and covenants contained herein, the Custodian and each Fund hereby agree to amend the Agreement as follows:

I. New Section 2.2(15) is hereby added and existing Section 2.2(15) is hereby amended and renumbered as 2.2(16) as set forth below:

SECTION 2.2     DELIVERY OF SECURITIES

(15) For delivery of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(16) For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.


II. New Section 2.7(7) is hereby added and existing Section 2.7(7) is hereby amended and renumbered as 2.7(8) as set forth below:

SECTION 2.7     PAYMENT OF FUND MONIES

(7) For the payment of initial or variation margin in connection with trading in futures and options on futures contracts entered into by the Fund on behalf of a Portfolio;

(8) For any other purpose, but only upon receipt of Proper Instructions from the Fund, on behalf of the applicable Portfolio, specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

III.  Section 5 is amended and replaced as follows:

SECTION 5.      PROPER INSTRUCTIONS

"Proper Instructions", which may also be standing instructions, as used throughout the Contract shall mean instructions received by the Custodian from the Fund, the Fund's investment manager or subadvisor, as duly authorized by the Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and a person authorized to give Proper Instructions, provided that the Fund has followed any security procedures agreed to from time to time by the Fund and the Custodian, including, but not limited to, the security procedures selected by the Fund in the Funds Transfer Addendum to the Contract. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement, which requires a segregated asset account in accordance with Section 2.12 of the Contract. The Fund or the Fund's investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the Fund to the contrary.


IV.   Section 2.10 is amended and replaced as follows:

SECTION 2.10.   DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS.

The Custodian may deposit and/or maintain securities owned by the Fund in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.


V. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect. In the event of any conflict between the terms of the Agreement prior to this amendment and this amendment, the terms of this amendment shall prevail.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

AIM Core Allocation Portfolio Series,
AIM Equity Funds,
AIM Floating Rate Fund,
AIM Funds Group,
AIM Growth Series,
AIM International Mutual Funds,
AIM Investment Funds,
AIM Investment Securities Funds,
AIM Select Real Estate Income Fund,
AIM Special Opportunities Funds,
AIM Summit Fund, and
AIM Variable Insurance Funds,
Each on behalf of itself or its portfolios listed on Appendix A


By: /s/ Robert H. Graham
    ---------------------------------
        Robert H. Graham
        President



STATE STREET BANK AND TRUST COMPANY


By: /s/ Joseph L. Hooley
    ---------------------------------
        Joseph L. Hooley
        Executive Vice President

                                   APPENDIX A

AIM CORE ALLOCATION PORTFOLIO SERIES                     AIM INVESTMENT FUNDS
    o   Series C                                             o   AIM Developing Markets Fund
    o   Series M                                             o   AIM Global Health Care Fund
                                                             o   AIM Trimark Fund
AIM EQUITY FUNDS                                             o   AIM Trimark Endeavor Fund
    o   AIM Aggressive Growth Fund                           o   AIM Trimark Small Companies Fund
    o   AIM Blue Chip Fund
    o   AIM Capital Development Fund                     AIM INVESTMENT SECURITIES FUNDS
    o   AIM Charter Fund                                     o   AIM Global Real Estate Fund
    o   AIM Constellation Fund                               o   AIM High Yield Fund
    o   AIM Diversified Dividend Fund                        o   AIM Income Fund
    o   AIM Large Cap Basic Value Fund                       o   AIM Intermediate Government Fund
    o   AIM Large Cap Growth Fund                            o   AIM Real Estate Fund
    o   AIM Mid Cap Growth Fund                              o   AIM Short Term Bond Fund
    o   AIM Select Basic Value Fund                          o   AIM Total Return Bond Fund
    o   AIM Weingarten Fund
                                                         AIM SELECT REAL ESTATE INCOME FUND
AIM FLOATING RATE FUND
                                                         AIM SPECIAL OPPORTUNITIES FUNDS
AIM FUNDS GROUP                                              o   AIM Opportunities I Fund
    o   AIM Basic Balanced Fund                              o   AIM Opportunities II Fund
    o   AIM European Small Company Fund                      o   AIM Opportunities III Fund
    o   AIM Global Value Fund
    o   AIM International Small Company Fund             AIM SUMMIT FUND
    o   AIM Mid Cap Basic Value Fund
    o   AIM Premier Equity Fund                          AIM VARIABLE INSURANCE FUNDS
    o   AIM Select Equity Fund                               o   AIM V.I. Aggressive Growth Fund
    o   AIM Small Cap Equity Fund                            o   AIM V.I. Basic Balanced Fund
                                                             o   AIM V.I. Basic Value Fund
AIM GROWTH SERIES                                            o   AIM V.I. Blue Chip Fund
    o   AIM Basic Value Fund                                 o   AIM V.I. Capital Appreciation Fund
    o   AIM Conservative Allocation Fund                     o   AIM V.I. Capital Development Fund
    o   AIM Global Equity Fund                               o   AIM V.I. Core Equity Fund
    o   AIM Growth Allocation Fund                           o   AIM V.I. Core Stock Fund
    o   AIM Income Allocation Fund                           o   AIM V.I. Demographic Trends Fund
    o   AIM International Allocation Fund                    o   AIM V.I. Diversified Income Fund
    o   AIM Mid Cap Core Equity Fund                         o   AIM V.I. Dynamics Fund
    o   AIM Moderate Allocation Fund                         o   AIM V.I. Financial Services Fund
    o   AIM Moderate Growth Allocation Fund                  o   AIM V.I. Global Health Care Fund
    o   AIM Moderately Conservative Allocation Fund          o   AIM V.I. Government Securities Fund
    o   AIM Small Cap Growth Fund                            o   AIM V.I. Growth Fund
                                                             o   AIM V.I. High Yield Fund
AIM INTERNATIONAL MUTUAL FUNDS                               o   AIM V.I. International Growth Fund
    o   AIM Asia Pacific Growth Fund                         o   AIM V.I. Large Cap Growth Fund
    o   AIM European Growth Fund                             o   AIM V.I. Leisure Fund
    o   AIM Global Aggressive Growth Fund                    o   AIM V.I. Mid Cap Core Equity Fund
    o   AIM Global Growth Fund                               o   AIM V.I. Premier Equity Fund
    o   AIM International Core Equity Fund                   o   AIM V.I. Real Estate Fund
    o   AIM International Growth Fund                        o   AIM V.I. Small Cap Equity Fund
                                                             o   AIM V.I. Small Company Growth Fund
                                                             o   AIM V.I. Technology Fund
                                                             o   AIM V.I. Utilities Fund